UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 27, 2007

UNION BANKSHARES COMPANY

(Exact name of registrant as specified in its charter)

Maine	0-12958	01-0395131
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

66 Main Street

Ellsworth, ME 04605

(Address of principal executive offices) (Zip Code)

(207) 667-2504

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On July 27, 2007, Union Bankshares Company mailed a letter to shareholders and issued a press release announcing its financial results for the quarter ended June 30, 2007. A copy of the shareholder letter and press release is attached as Exhibit No. 99.1.

Item 7.01.	Regulation FD Disclosure

On July 27, 2007, Union Bankshares Company (the “Company”) announced final results of the shareholder vote at the Company’s 2007 Annual Meeting of Shareholders, held on June 7, 2007. Final results indicate that shareholders voted to elect the slate of directors put forth by the Company, to ratify Berry, Dunn, McNeil & Parker as the independent registered public accountants of the Company for 2007, and to approve an amendment to the Company’s Articles of Incorporation providing for election of directors by a majority of the votes cast. In addition, shareholders voted against several shareholder proposals, including the removal of Peter A. Blyberg as a director, a set of amendments to the Company’s Bylaws imposing stock ownership requirements on directors and officers, and a proposal requiring the Board of Directors to report to shareholders on a plan of succession for the Company’s President and Chief Executive Officer. Final results were tabulated and have been certified by Corporate Elections Services, an independent firm hired by the Company to tabulate the proxy ballots submitted by shareholders. A copy of the press release dated July 27, 2007 is furnished and not filed pursuant to Regulation FD as Exhibit 99.2 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibits are furnished with this Report:

Exhibit No.	Description
99.1	Shareholder letter and press release dated July 27, 2007.

99.2	Press release dated July 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNION BANKSHARES COMPANY

By:	/s/ Timothy R. Maynard
Name:	Timothy R. Maynard
Title:	Senior Vice President and Chief Financial Officer

Date: July 27, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Shareholder letter and press release dated July 27, 2007.

99.2	Press release dated July 27, 2007.